Exhibit 99.1

Microbot Medical Receives Notice of Allowance for U.S. Patent Covering a
System for Reducing Dialysis Shunt Stenosis

HINGHAM, Mass., October 7, 2020 – Microbot Medical Inc. (Nasdaq: MBOT) announced that the United States Patent and Trademark Office (USPTO) has issued a Notice of Allowance for patent application No. 15/592,227, which pertains to a device for reducing dialysis shunt stenosis. The allowed patent application is a Continuation of Patent No. 9,675,748, which was issued on June 13, 2017.

“This latest patent allowance demonstrates the continued solid execution of our IP portfolio strategy,” commented Harel Gadot, Chief Executive Officer, President and Chairman. “Expanding and protecting our innovative technologies remains a primary objective and we intend to be proactive to ensure a sustainable, competitive advantage for our products.”

The allowed patent application covers a system for reducing venous stenosis associated with the use of hemodialysis shunts. A clearing device is inserted into the blood vessel through a first needle bore, while dialyzed blood is returned into the blood vessel through a second needle bore. The clearing device can be actuated from externally to the patient’s body. The clearing device is adapted to move autonomously, and it may be an autonomous crawling device, such as the Company’s TipCat™ device, which is based on a series of sequentially inflatable chambers. This allowance adds an additional layer of protection beyond the current IP protected applications of Microbot’s TipCat™ and ViRob™ platforms.

Globally, the Company now has a total of 39 issued/allowed patents and 23 patent applications pending worldwide.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements pertaining to the registered direct offering, timing, the amount and anticipated use of proceeds and statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions and the satisfaction of customary closing conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY, the outcome of its studies to evaluate the SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754